UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2019
JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of the Company was held on November 14, 2019.

(b)	The Company's stockholders elected all of the Company's nominees for director, and voted on other matters, with final voting results as follows:
(1) Elected the following directors to hold office for one-year terms ending at the 2020 annual meeting of stockholders or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
John F. Prim	65,081,817	534,420	5,152,910
Matthew C. Flanigan	64,265,748	1,350,489	5,152,910
Thomas H. Wilson	65,558,305	57,932	5,152,910
Jacque R. Fiegel	65,528,873	87,364	5,152,910
Thomas A. Wimsett	65,441,437	174,800	5,152,910
Laura G. Kelly	65,516,324	99,913	5,152,910
Shruti S. Miyashiro	65,561,951	54,286	5,152,910
Wesley A. Brown	65,561,133	55,104	5,152,910
David B. Foss	65,540,812	75,425	5,152,910
(2) Approved by a non-binding advisory vote, the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
64,816,287	725,988	73,962	—
(3) Ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2020:

For	Against	Abstain	Broker Non-Votes
70,386,336	322,203	60,608	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	November 18, 2019	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer